SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 21, 1995




                               REFLECTONE, INC.
             (Exact name of registrant as specified in its charter)


Florida                            0-14059                    06-0663546
(State or Other Jurisdiction    (Commission                    (IRS Employer
of Incorporation)               File Number)              Identification No.)



4908 Tampa West Boulevard, Tampa, Florida                     33634-2481
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code        (813) 885-7481



                                Not Applicable.
      (Former name or former address, if changed since last report.)






                                 Page 1 of 21
                        The Exhibit Index is on Page 4

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Item 2.  Other Events

On December 21, 1995, Reflectone, Inc. (the "Company") sold to British Aerospace Holdings, Inc. ("BAHI") a Company-manufactured Jetstream 41 Full Flight Simulator (the "Simulator") which Reflectone Training Systems, Inc. ("RTS"), a wholly owned subsidiary of the Company, had previously operated as part of the management of the Reflectone Training Center located in Sterling, Virginia near the Dulles International Airport ("RTC-Dulles"). The sale price for the Simulator and related courseware was Eight Million Six Hundred Twenty Thousand Two Hundred Forty-One Dollars (U.S.$8,620,241), which was paid in cash. No significant gain or loss resulted from the sale.

The sale of the Simulator was made concurrently with the Company's revision, effective January 1, 1996, of its management agreement with BAHI relating to RTC-Dulles. Under the terms of the revised management agreement with BAHI, RTS will receive a fixed fee of Five Hundred Thousand Dollars annually for the management of RTC-Dulles and will be reimbursed by BAHI for RTS's out-of-pocket costs associated with its management of RTC-Dulles. Prior to this revision, the terms of the Company's management agreement for RTC-Dulles provided for a revenue sharing arrangement between the parties.

RTC-Dulles is a division of the Company's Training Services Segment. For the nine months ended September 29, 1995, RTC-Dulles generated revenues of $5,249,000 and operating income of $238,000. As a result of the above described transaction, the Company anticipates a reduction in future revenues of approximately $2,900,000 per annum, and operating income generated by RTC-Dulles will be equal to the fixed fee of $500,000.

The Company has various relationships, contracts and agreements with BAHI and its parent British Aerospace, Plc ("BAe") and BAe's other subsidiaries and affiliates. British Aerospace, Inc., a wholly owned subsidiary of BAe, owns approximately 52.6% of the Company's issued and outstanding common stock and 100% of the Company's issued and outstanding preferred stock. Syd Gillibrand, a director of the Company, was Vice Chairman of the Board of Directors of BAe, a position from which he retired in June 1995. David R. Fish, another director of the Company, currently serves as Finance Director of the Systems and Services Division of British Aerospace Defence Ltd., a wholly owned subsidiary of BAe.

Item 7.  Financial Statements and Exhibits

(A)	Exhibits
Exhibit 10.1 Purchase Agreement between British Aerospace Holdings, Inc. and Reflectone, Inc., dated December 21, 1995.

Exhibit 10.2  Flight Training Center Management Agreement between
              British Aerospace Holdings, Inc. and Reflectone Training Systems, Inc., dated January 1, 1996.

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	                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                REFLECTONE, INC.
                                (Registrant)



Date:  January 5, 1996          By: /s/Richard W. Welshhans
                                Richard W. Welshhans
                                Vice President and Chief Financial Officer
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                              REFLECTONE, INC.


                                 Form 8-K
                             December 21, 1995


                               EXHIBIT INDEX




Exhibit                                                             Page
Number                                                             Number

10.1  Purchase Agreement between British Aerospace Holdings, Inc.      5
      and Reflectone, Inc., dated December 21, 1995.

10.2  Flight Training Center Management Agreement between British     12
      Aerospace Holdings, Inc. and Reflectone Training Systems, Inc., dated January 1, 1996.
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